FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Kenneth Krause (724) 741 - 8534

MSA Announces First Quarter Results
Core product sales growth and a focus on cost reduction helped drive 27 percent improvement in quarterly operating income
PITTSBURGH, April 28, 2016 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the first quarter of 2016.

Quarterly Highlights

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Reported revenue was $279 million, increasing 9 percent from the same period a year ago. Excluding the impact of a stronger U.S. dollar, local currency revenue increased 13 percent. The recent acquisition of UK-based fall protection company Latchways increased local currency and as reported sales by 6 percent.

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Local currency revenue from core product lines increased 15 percent in the quarter on robust shipping activity in SCBA to global fire service markets. Additionally, a higher level of large orders in the Middle East and Mexico drove a 34 percent increase in fixed gas and flame detection systems revenue in emerging markets, helping to offset softer energy market demand in the U.S. Gulf Coast region.

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Latchways quarterly revenue of $16 million reflects a 19 percent local currency increase from the same period a year ago. Net income was accretive to MSA's earnings by $1 million or $0.03 per diluted share.

•	Excluding Latchways related costs, local currency selling, general and administrative expenses were down 5 percent on the 7 percent local currency organic revenue growth.

•	Adjusted earnings were $18 million or $0.48 per diluted share, compared to $0.42 per diluted share in the same period a year ago.

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Comments from Management
"While we continue to deal with headwinds, such as lower product demand from the energy market and the stronger U.S. dollar, the team executed well in driving revenue growth in core product areas and reducing our cost structure,” said William M. Lambert, MSA Chairman, President and CEO.
"I'm pleased with the strong momentum we've maintained in parts of the core product portfolio; however, we are operating in a slower growth environment overall and that requires close management of our cost structure,” Mr. Lambert said. He explained that the restructuring program the company executed in 2015 was a key driver behind this quarter's operating margin expansion and earnings growth.
"Driving revenue and market share growth continues to be our priority, but our cost control programs will remain a key focus for us, particularly in light of the challenging conditions in certain end markets and geographies. We remain committed to executing our strategy and to making strategic investments that drive long-term profitable growth and continued enhancement of shareholder value," Mr. Lambert concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015

Net sales	$279,268	$256,708
Other income, net	888	641
	280,156	257,349

Cost of products sold	158,563	139,885
Selling, general and administrative	79,195	81,368
Research and development	10,363	10,914
Restructuring and other charges	470	731
Interest expense	3,902	2,473
Currency exchange losses (gains), net	1,950	(2,548)
	254,443	232,823

Income from continuing operations before income taxes	25,713	24,526
Provision for income taxes	12,511	15,384
Income from continuing operations	13,202	9,142
(Loss) income from discontinued operations	(1,129)	308
Net income	12,073	9,450
Net (income) loss attributable to noncontrolling interests	(322)	232
Net income attributable to MSA Safety Incorporated	11,751	9,682

Amounts attributable to MSA Safety Incorporated common shareholders:
Income from continuing operations	12,683	9,316
(Loss) income from discontinued operations	(932)	366
Net income	11,751	9,682

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic
Income from continuing operations	$0.34	$0.25
(Loss) income from discontinued operations	$(0.03)	$0.01
Net income	$0.31	$0.26

Diluted
Income from continuing operations	$0.34	$0.25
(Loss) income from discontinued operations	$(0.03)	$0.01
Net income	$0.31	$0.26

Basic shares outstanding	37,330	37,356
Diluted shares outstanding	37,759	37,849

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended March 31, 2016
Net sales	$167,342	$111,926	—	$279,268
Operating income (loss)	31,345	8,408	(8,606)	31,147
Operating margin %	18.7%	7.5%		11.2%

	Americas	International	Corporate	Consolidated
Three Months Ended March 31, 2015
Net sales	$158,502	$98,206	—	$256,708
Operating income (loss)	23,909	7,569	(6,937)	24,541
Operating margin %	15.1%	7.7%		9.6%

The Americas and International segments were established on January 1, 2016. The Americas segment is comprised of our operations in the U.S., Canada, Mexico and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are now allocated to each segment in a manner consistent with where the benefits from the expenses are derived. The 2015 segment results have been recast to conform with current period presentation.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Local Currency Revenue Growth

	Three Months Ended March 31, 2016
	Consolidated	Americas	International
Fall Protection*	149%	13%	1,430%
Breathing Apparatus	40%	57%	13%
Fire and Rescue Helmets	3%	21%	(8)%
Fixed Gas and Flame Detection	(1)%	(5)%	5%
Industrial Head Protection	(8)%	(9)%	(1)%
Portable Gas Detection	(10)%	(7)%	(15)%
Core Sales	15%	13%	20%
Core excluding Latchways	8%	11%	2%

Non-Core Sales	3%	(3)%	10%

Net Sales	13%	10%	18%
Net Sales excluding Latchways	7%	9%	4%

     *Fall protection growth rates include the impact from Latchways sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted Earnings / Adjusted Earnings per Diluted Share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015	% Change

Income from continuing operations attributable to MSA Safety Incorporated	12,683	9,316	36.1%
Nonrecurring tax charges associated with European reorganization	3,600	7,605
Subtotal	16,283	16,921	(3.8)%

Currency exchange losses (gains), net	1,950	(2,548)
Latchways integration costs	511	—
Restructuring and other charges	470	731
Asset related (gains), net	(343)	—
Self-insured legal settlements and defense costs	20	86
Income tax (expense) benefit on adjustments	(905)	549
Adjusted earnings	17,986	15,739	14.3%

Adjusted earnings per diluted share	$0.48	$0.42	14.3%
Management believes that adjusted earnings and adjusted earnings per share are useful measures for investors when analyzing ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Local Currency Revenue Growth (Unaudited)

	Three Months Ended March 31, 2016
	Consolidated	Americas	International
Local currency revenue growth, excluding Latchways	7%	9%	4%
Latchways acquisition	6%	1%	14%
Local currency revenue growth	13%	10%	18%

FX translation	(4)%	(4)%	(4)%
GAAP reported revenue growth	9%	6%	14%

Management believes that local currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Local currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of local currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider both revenue growth determined on a GAAP basis as well as local currency revenue growth.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive line of products is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, fire and rescue helmets, and fall protection devices.  With 2015 revenues of $1.1 billion, MSA employs approximately 4,600 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 29, 2016. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures
This earnings release includes certain non-GAAP financial measures. These financial measures include adjusted earnings, adjusted earnings per diluted share and local currency revenue growth. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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